UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 2, 2014, the Compensation Committee of InfuSystem Holdings, Inc. (the “Company”) authorized a grant of the option to purchase 100,000 shares of the Company’s common stock, par value $0.0001 per share, at an exercise price of $2.674 per share, to Jonathan P. Foster, Chief Financial Officer of the Company. The option vests in equal monthly installments over a three-year period, expires after five (5) years and is otherwise exercisable in accordance with the InfuSystem Holdings, Inc. Equity Plan.

Pursuant to his employment agreement, dated July 1, 2013 (the “Employment Agreement”), Mr. Foster has the opportunity to earn, under a long term incentive plan, a cash bonus at the end of three years, and then each year thereafter (based on corporate performance over the three previous years), an annual cash bonus of a target of 50% of his then-current base salary based on satisfaction of three year Company operating performance goals pre-established by the Compensation Committee (the “LTIP”). Mr. Foster and the Company have agreed to amend the Employment Agreement to eliminate the LTIP.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

Dated: July 9, 2014